                                                                    EXHIBIT 10.3

                               FOURTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 17, 2002 (this "Amendment") is entered into among DURA AUTOMOTIVE SYSTEMS, INC., AS PARENT GUARANTOR ("DASI"), DURA OPERATING CORP. AND VARIOUS OF ITS SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HERETO AS BORROWERS (the "Borrowers"), the FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (the "Lenders"), JPMORGAN CHASE BANK, as Syndication Agent, BANK OF AMERICA, N.A., acting through its Canada Branch (as assignee of Bank of America Canada), as Canadian Lender, and BANK OF AMERICA, N.A., as Swing Line Lender, as Issuing Lender and as agent for the Lenders (the "Agent").

                                    RECITALS

         A. DASI, the Borrowers, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of March 19, 1999, as amended as of May 10, 2001, June 15, 2001 and August 24, 2001 (the "Agreement").

         B. The Borrowers, the Required Lenders and the Agent wish to amend the Agreement to permit the issuance of certain senior indebtedness by Dura guaranteed by DASI and certain Subsidiaries and certain other changes to other provisions of the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Certain Defined Terms. Capitalized terms which are used herein without definition and that are defined in the Agreement shall have the same meanings herein as in the Agreement.

         2. Amendments to Agreement. The Agreement is hereby amended as follows:

                  2.1 Section 1.1 of the Agreement is amended as of the Amendment Effective Date by amending the following definitions to read in their entirety as follows:

                  "Facility means any of the Tranche A Term Facility, the Tranche B Term Facility, the Tranche C Term Facility or the Revolving Facility.

                  Indebtedness of any Person means, without duplication, the following (other than trade payables and accrued expenses entered into in the ordinary course of business): (a) all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services if secured by a Lien (including all indebtedness of such Person created or arising under any conditional sale or other title retention agreement)(even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all obligations of such Person with respect to capital leases or leases which should be classified as capital leases in accordance with GAAP; (f) all net obligations of such Person with respect to Swap Contracts (such obligations to be equal at any time to the aggregate net amount that would have been payable by such Person at the most recent fiscal quarter end in connection with the termination of such Swap Contracts at such fiscal quarter end but excluding any Swap Contracts entered into with respect to the Senior Unsecured Notes); (g) all indebtedness of other Persons referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) Receivables Securitization Outstandings; and (i) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

                  Term Loans means the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans."

                  2.2 Section 1.1 of the Agreement is further amended as of the Amendment Effective Date by (i) adding the phrase "or the Tranche C Term Loan Supplement" after "Articles II, III, V, IV or VI" in the definition of "Borrowing", (ii) adding "or the Tranche C Term Loan Supplement" after "or 5.2" in the definition of "Borrowing Date", (iii) adding "or the Tranche C Term Facility" after "the Tranche B Term Facility" in both places where such phrase occurs in the definition of "Interest Period", and (iv) adding the phrase "or the Senior Unsecured Notes" after the phrase "Subordinated Indebtedness" in clause (b) of the definition of "Net Cash Proceeds" therein.

                  2.3 Section 1.1 of the Agreement is further amended as of the Amendment Effective Date by inserting the following definitions in the appropriate alphabetical positions:

                  "Fourth Amendment means the Fourth Amendment dated as of April 17, 2002 to this Agreement.

                  PPG means PPG Industries, Inc., a Pennsylvania corporation or any of its subsidiaries.

                  Receivables Securitization Outstandings means the outstanding principal amount of loans held by security assignees or transferees of (or of interests in) receivables of DASI and its Subsidiaries in connection with Receivables Securitization Transactions.

                  Receivables Securitization Transaction means any security assignment or other grant of a security interest by DASI or any Subsidiary in accounts receivable, lease receivables or other payment obligations owing to DASI or such Subsidiary.

                  Senior Unsecured Notes means senior unsecured notes issued by Dura in April, 2002 having terms and conditions reasonably acceptable to the Agent and any refinancing thereof with a maturity no earlier than the Tranche B Final Maturity Date and on other terms and conditions substantially similar to such senior unsecured notes issued in April, 2002.

                  Tranche C Term Facility means a U.S. Dollar term loan facility to Dura provided under the Tranche C Term Loan Supplement to this Agreement.

                  Tranche C Term Loan - see Section 2.17 of the Fourth
         Amendment.

                  Tranche C Term Loan Supplement - see Section 2.17 of the Fourth Amendment."

                  2.4 Section 1.3 of the Agreement is amended as of the Amendment Effective Date by adding the following sentence at the end of such section:

         "It is hereby recognized and agreed by the parties to this Agreement that any effect of implementation of FAS No. 142 in the year 2002 and thereafter is eliminated from the operation of any term, provision or covenant in this Agreement including, without limitation, any calculation of consolidated total assets and consolidated net worth but without affecting the requirement that any financial statements required to be delivered under Section 10.1 be prepared in conformity with GAAP as in effect at the time of such financial statements, including as GAAP may then be modified by FAS No. 142."

                  2.5 Notwithstanding Section 2.8 of the Agreement, the Net Cash Proceeds of the Senior Unsecured Notes shall be applied as follows:

                  first, the Borrowers shall prepay all Tranche A Term Loans;

                  second, the Borrowers shall prepay outstanding Revolving Group Loans, Swing Line Loans and Canadian Loans; and

                  third, if no Revolving Group Loans, Swing Line Loans and Canadian Loans remain outstanding, the Borrowers may retain any remaining Net Cash Proceeds as cash on the Borrowers' balance sheet or repay other Obligations under the Agreement, provided that after giving effect thereto, DASI and the Borrowers would be in compliance with Sections 11.10, 11.11, 11.12 and 11.13 of the Agreement determined on a pro forma basis as of March 31, 2002 assuming the issuance of the Senior Unsecured Notes and application of the Net Cash Proceeds thereof had then occurred.

         Section 2.8(e) of the Agreement is amended as of the Amendment Effective Date by adding "and the Tranche C Term Loans" after the phrase "the Tranche B Term Loans" in both places where it occurs therein and by adding "or Tranche C Term Loan" after the phrase "such Tranche B Term Loan" therein.

                  2.6 Section 9.16 of the Agreement is amended as of the Amendment Effective Date by adding thereto the following sentence: "As of April 17, 2002, DASI has no Subsidiaries other than those specifically disclosed in part (h) of Schedule 9.16." Schedule 9.16 to the

Agreement is amended as of the Amendment Effective Date by adding thereto part
(h) thereof attached to this Amendment.

                  2.7 Section 11.1 of the Agreement is amended as of the Amendment Effective Date by deleting the word "and" from the end of subsection
(m) thereof, adding the word "and" at the end of subsection (n) thereof and adding the following additional subsection (o):

                  "(o) first-priority Liens securing Indebtedness permitted under Section 11.5(k)."

                  2.8 Section 11.4 of the Agreement is amended as of the Amendment Effective Date so that subsection (g) thereof reads in its entirety as follows:

                  "(g) (i) Investments of assets in a Joint Venture with PPG in an aggregate value as of the date of such Investment (net of liabilities assumed by such Joint Venture as to which DASI and its Subsidiaries are released) not in excess of U.S.$40,000,000, and (ii) other Investments in (A) Joint Ventures not resulting in an Acquisition and (B) minority interests; provided that the aggregate amount of all outstanding Investments under this clause (g)(ii) made by DASI or any Subsidiary (the amount of each such Investment to be determined as of the date of such Investment) shall not exceed 15% of the consolidated net worth of DASI;"

                  2.9 Section 11.5 of the Agreement is amended as of the Amendment Effective Date so that subsections (h) and (i) thereof read in their entirety as follows, the word "; and" is added at the end of subsection (j) thereof and an additional clause (k) is added as follows:

                  "(h) Senior Unsecured Notes in a principal amount not to exceed U.S.$350,000,000; provided that the Net Cash Proceeds of Senior Unsecured Notes issued in April, 2002 are applied in accordance with the Fourth Amendment and that the Net Cash Proceeds of Senior Unsecured Notes issued thereafter are used to refinance other Senior Unsecured Notes;

                  (i) other Indebtedness of any Subsidiary which is not provided by DASI or any other Subsidiary; provided that (i) the outstanding principal amount of all Indebtedness permitted solely by this subsection (i) shall not at any time exceed a Dollar Equivalent amount of U.S.$75,000,000 or, with respect to any one Subsidiary, U.S.$30,000,000;"

                  "(k) Receivables Securitization Outstandings not in excess of U.S.$60,000,000."

                  2.10 Section 11.8 of the Agreement is amended as of the Amendment Effective Date so that subsections (b) and (h) thereof read in their entirety as follows:

                  "(b) Swap Contracts entered into in the ordinary course of business and not for speculative purposes (including any Swap Contract entered into pursuant to Section 10.15);"

                  "(h) Guaranty Obligations in respect of the Indebtedness or other liabilities of Joint Ventures or Persons in which DASI or any Subsidiary has a minority interest, provided that the aggregate amount of all Guaranty Obligations permitted solely by this subsection (h) which are incurred after the date hereof and which are permitted solely by subsection 11.4(g), shall not exceed U.S.$25,000,000;"

                  2.11 Section 11.9 of the Agreement is amended as of the Amendment Effective Date to read in its entirety as follows:

                           "11.9 Restrictions on Subsidiaries. DASI shall not
                  permit any Subsidiary to enter into any agreement or instrument (except the agreements relating to the Senior Unsecured Notes) which by its terms restricts the ability of such Subsidiary (i) to declare or pay dividends or make similar distributions, (ii) to repay principal of, or pay any interest on, any indebtedness owed to Dura or any other Subsidiary, (iii) to make payments of royalties, licensing fees and similar amounts to Dura or any other Subsidiary or
                  (iv) to make loans or advances to Dura or any other
                  Subsidiary."

                  2.12 Sections 11.10, 11.11, 11.12 and 11.13 of the Agreement
are amended as of the Amendment Effective Date to read in their entirety as follows:

                  "11.10 Fixed Charge Coverage Ratio. DASI shall not permit, as of the last day of the following fiscal quarters, the ratio of (a) the sum of Consolidated Net Income before Interest Expense (including to the extent, if any, excluded therefrom, distributions in respect of the Trust Preferred Stock Debentures), income tax expense, amortization expense and operating lease expense (excluding any non-cash extraordinary charges and any gains and losses from dispositions of a Disposed Business or Disposed Subsidiary) for the Computation Period ending on such day, to (b) the sum of Interest Expense (including, to the extent, if any, excluded therefrom, distributions (computed on a pre-tax basis) in respect of the Trust Preferred Stock Debentures) and operating lease expense of DASI and its Subsidiaries for such Computation Period, to be less than the following ratios:

                 Fiscal Quarter Ending                        Ratio
                 ---------------------                        -----

                 Any fiscal quarter ending
                 on or after March 31, 2002 and
                 on or prior to March 31, 2003                1.40:1

                 Any fiscal quarter ending
                 thereafter                                   1.50:1

                  11.11 Net Worth. DASI shall not permit the sum of (x) its consolidated stockholders equity (excluding currency translation adjustments after December 31, 2001 but including the Trust Preferred Stock or, if issued, the Trust Preferred Stock Debentures of DASI) plus
         (y) the amount of any extraordinary non-cash charge with respect to goodwill effected in 2002 in implementing FAS No. 142, in each case determined as of the last day of any fiscal quarter, to be less than the sum of (i) U.S. $425,000,000 plus (ii) 75% of the Net Cash Proceeds of equity securities of DASI issued on or after December 31, 2001.

                  11.12 Senior Leverage Ratio. DASI shall not permit the Senior Leverage Ratio as of the last day of any fiscal quarter to exceed (i) 3.00:1 on and prior to September 30, 2003, and (ii) 2.75:1 after September 30, 2003.

                  11.13 Total Debt to EBITDA Ratio. DASI shall not permit the Total Debt to EBITDA Ratio as of the last day of any fiscal quarter to exceed (i) 5.25:1 on or prior to September 30, 2002, (ii) 5.00:1 after September 30, 2002 and on or prior to September 30, 2003, or (iii) 4.50:1 thereafter."

                  2.13 Section 11.14 of the Agreement is amended as of the Amendment Effective Date by adding the phrase "or Senior Unsecured Notes" after the phrase "Subordinated Indebtedness" in clause (iii) thereof and by amending clause (e) thereof to read in its entirety as follows:

                  "(e) so long as no Event of Default and Unmatured Event of Default exists or would result therefrom, DASI or Dura may (i) make any interest payment on the Senior Unsecured Notes, (ii) make any other payment, acquisition, redemption or other retirement or distribution on the Senior Unsecured Notes from proceeds of equity issued by DASI and not required to be applied otherwise under this Agreement, (iii) make any other payments, acquisitions, redemptions or other retirements or distributions on the Senior Unsecured Notes not in excess of U.S.$100,000,000 in the aggregate for all such payments, and (iv) may refinance Senior Unsecured Notes with the proceeds of other Senior Unsecured Notes permitted to be incurred under Section 11.5(h);"

                  2.14 Section 14.8(a) of the Agreement is amended as of the Amendment Effective Date by deleting the parenthetical phrase "(or such lesser amount as may be agreed to by DASI and the Agent in their sole discretion in the case of an assignment to an Affiliate of such Lender)" and inserting the following parenthetical phrase:

                  "(or (i) in the case of any assignment of Tranche B Term Loans or Tranche C Term Loans, U.S.$1,000,000, or (ii) such lesser amount as may be agreed to by DASI and the Agent in their sole discretion in the case of an assignment to an Affiliate of such Lender)"

                  2.15 JPMorgan Chase Bank is hereby designated Syndication Agent with respect to the Agreement. Notwithstanding such designation, JPMorgan Chase Bank shall not have any right, power, obligation, liability, responsibility or duty under the Agreement other than those applicable to all Lenders as such.

                  2.16 A Revolving Lender, Hamilton Bank, N.A., was closed on January 11, 2002 and the Federal Deposit Insurance Corporation was appointed its receiver. The Federal Deposit Insurance Corporation as such receiver may repudiate the U.S.$10,000,000 Revolving Commitment of Hamilton Bank, N.A. under the Agreement. All outstanding amounts owing to Hamilton Bank, N.A. under the Agreement have been paid by the Borrowers. The parties hereby confirm that the U.S.$10,000,000 Revolving Commitment of Hamilton Bank, N.A. is terminated without replacement, Hamilton Bank, N.A. is no longer a Lender under the Agreement, the aggregate Revolving Commitments are accordingly reduced to U.S.$390,000,000 and each remaining Revolving Lender holds participations in outstanding Letters of Credit, Canadian Loans and Swing Line Loans based on its increased Pro Rata Share after giving effect to such termination of the Revolving Commitment of Hamilton Bank, N.A.

                  2.17 Dura may borrow additional term loans ("Tranche C Term Loans"), the proceeds of which shall be used to prepay Tranche B Term Loans, from lenders who become party to the Agreement pursuant to a supplemental agreement to the Agreement (the "Tranche C Term Loan Supplement") with Dura and the Agent in form reasonably acceptable to Dura and the Agent. The Tranche C Term Loan Supplement shall specify the terms of the scheduled repayment of the Tranche C Term Loans and the provisions relating to interest on the Tranche C Term Loans, provided that the scheduled amortization and final maturity of the Tranche C Term Loans shall not be earlier than the original scheduled amortization and final maturity of the Tranche B Term Loans being prepaid with the proceeds of the Tranche C Term Loans. The lenders entering into the Tranche C Term Loan Supplement shall be parties to the Agreement as Lenders with all the rights and obligations of Lenders thereunder. The Borrowers shall enter into, and cause the other applicable Loan Parties to enter into, such amendments to Mortgages and other Collateral Documents and take such other actions as the Agent or the Required Lenders may from time to time reasonably request to assure that the first priority security interest or mortgage of the Agent in all Collateral continues to secure all Obligations, including all obligations in respect of the Tranche C Term Loans, and Dura shall, and shall cause the other Guarantors, to reaffirm their respective Guaranties.

         3. Representations and Warranties. DASI and each Borrower hereby represent and warrant to the Agent and the Lenders as follows:

                  (i) Representations and Warranties. The representations and warranties contained in Article IX of the Agreement are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date).

                  (ii) Enforceability. The execution and delivery by DASI and each such Borrower of this Amendment, and the performance by DASI and each such Borrower of this Amendment and the Agreement, as amended hereby, are within the corporate powers of DASI and such Borrower and have been duly authorized by all necessary corporate action on the part of DASI and such Borrower. This Amendment and the Agreement, as amended hereby, are valid and legally binding obligations of DASI and such Borrower, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  (iii) No Default. No Event of Default or Unmatured Event of Default has occurred and is continuing.

                  (iv) No Material Adverse Effect. No Material Adverse Effect has occurred and is continuing since December 31, 2001.

         4. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect; and DASI and the Borrowers confirm and reaffirm their Obligations under the Agreement as amended by this Amendment. After this Amendment becomes effective, all references in the Agreement (or in any other Loan Document) to "this Agreement", "hereof", "herein" or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

         5. Effectiveness. This Amendment shall become effective on the first date on which all of the following shall have occurred (the "Amendment Effective Date"): (i) receipt by the Agent on or before April 18, 2002 of counterparts of this Amendment (whether by facsimile or otherwise) executed by DASI, the Borrowers, the Agent and the Required Lenders, (ii) receipt by Dura of not less than $175,000,000 in gross proceeds of the Senior Unsecured Notes, (iii) receipt by the Agent for the benefit of each Lender consenting to this Amendment of an amendment fee equal to 0.10% of such Lender's Commitments and Term Loans outstanding prior to application of the Net Cash Proceeds of the Senior Unsecured Notes in accordance with this Amendment, and (iv) receipt by the Agent on or before April 18, 2002 of the following, each in form and substance reasonably satisfactory to the Agent: (A) certificates of DASI and each Borrower as to authorizing resolutions with respect to this Amendment and the incumbency and signatures of officers, and (B) an opinion of U.S. counsel to DASI and the Borrowers as to this Amendment.

         6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A facsimile of the signature of any party on any counterpart shall be effective as the signature of the party executing such counterpart for purposes of the effectiveness of this Amendment.

         7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois; provided that the Agent and the Lenders shall retain all rights arising under Federal law.

         8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

                      [signature pages begin on next page]

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                DURA AUTOMOTIVE SYSTEMS, INC.

                                By: /s/ DAVID R. BOVEE
                                   ------------------------
                                Title: VICE PRESIDENT & CFO
                                      ---------------------

                                DURA OPERATING CORP.

                                By: /s/ DAVID R. BOVEE
                                   ------------------------
                                Title: VICE PRESIDENT & CFO
                                      ---------------------

                                BANK OF AMERICA, N.A., AS AGENT

                                By: /s/ DAVID PRICE
                                   ------------------------
                                Title: VICE PRESIDENT
                                      ---------------------


                                       S-1                      FOURTH AMENDMENT